UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2013

CNH Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-182411 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin	53406
(Address of principal executive offices)	(Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2013, CNH Capital LLC (“CNH Capital”) entered into a supplemental support agreement (the “Supplemental Support Agreement”) with its indirect parent company CNH Global N.V. (“Global”) and FI CBM Holdings N.V. (to be renamed CNH Industrial N.V.) (“Industrial”).  Under the Supplemental Support Agreement, Industrial has expressly assumed, effective as of the closing of the merger of Global with and into Industrial (as contemplated by the merger agreement, dated as of November 25, 2012, by and among Fiat Industrial S.p.A., Fiat Netherlands Holding N.V., Global and Industrial), all of the obligations of Global under the support agreement, dated as of November 4, 2011 (the “Support Agreement”), by and between CNH Capital and Global, with the same force and effect as if Industrial had originally been a party thereto. Industrial shall, from and after the closing of the merger of Global with and into Industrial, succeed to, and be substituted for, and may exercise every right and power of, Global under the Support Agreement.  Except as expressly supplemented by the Supplemental Support Agreement, the provisions of the Support Agreement remain in full force and effect.

The foregoing description of the Supplemental Support Agreement is qualified in its entirety by reference to the Supplemental Support Agreement, a copy of which will be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH CAPITAL LLC

Date: September 30, 2013	By:	/s/ Douglas MacLeod
Douglas MacLeod
Chief Financial Officer and Assistant Treasurer